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                              [MCAFEE & TAFT LETTERHEAD]

                                   December 5, 1994


Fleming Companies, Inc.
6301 Waterford Boulevard
P.O. Box 26647
Oklahoma City, Oklahoma 73126

Gentlemen:

     Reference is made to your Amendment No. 3 to Registration Statement on Form S-3 (Registration No. 33-55369) to be filed with the Securities and Exchange Commission on December 5, 1994. Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the above-mentioned Registration Statement.

     We have examined Fleming's corporate records, have attended meetings of Fleming's Board of Directors and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In addition, we have relied upon opinions of local counsel, where appropriate, and the factual representations made by Fleming and the Subsidiary Guarantors in the Senior Note Indentures.

     Based on and subject to the foregoing, we are of the opinion that:

     1. The Notes proposed to be sold by Fleming, when issued to the Underwriters against payment therefor in accordance with the underwriting agreement between Fleming and Merrill Lynch & Co. and J.P. Morgan Securities Inc., will be validly issued and will be binding obligations of the Company; and

     2. Upon such issuance of the Notes, the Note Guarantees will be binding obligations of the Subsidiary Guarantors enforceable against such Subsidiary Guarantors in accordance with their terms, except as such enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered a proceeding in equity or at law).

     We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus comprising a part of such Registration Statement.

                                       Very truly yours,


                                       /s/ MCAFEE & TAFT APC
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                                       McAfee & Taft
                                       A Professional Corporation